EXHIBIT 99

30DC PROVIDING BUSINESS OPPORTUNITIES FOR SELF PUBLISHERS ON APPLE NEWSSTAND, $TDCH, $AAPL, $GOOG, $AMZN

SUBSTANTIAL GROWTH OF INDEPENDENT STARTUP PUBLICATIONS SINCE THE COMPANY'S MAGCAST LAUNCH ONE YEAR AGO

New York, NY, June 10, 2013, 30DC, Inc. (OTC: TDCH), a provider of web-based tools for the monetization of digital content, today announced that our management believes recently published data on market growth and dynamics indicate a highly-favorable environment for 30DC's MagCast Publishing Platform and reflects the vast opportunity for our customers to grow their individual digital media businesses. In a press release issued by Apple, Inc on May 16, 2013, Apple made a couple of astounding announcements, most notably that it just surpassed its 50 billionth App download since the App Store opened in July of 2008, and that Apple had paid out over nine billion dollars to iOS developers. While the App Store opened with 500 apps, it now offers more than 850,000, with this number increasing regularly. Apple customers download apps through their iTunes accounts at a rate of more than 800 apps per second from the App Store which equates to more than two billion apps per month. On average, iTunes users are currently spending at the rate of $40/year, with iOS recently surpassing 500 million users. This equates to a $20 billion dollar market which, according to Horace Dediu, an industry analyst focused on mobile, is growing at a 35% annual rate.

One key to Apple's success in marketing Apps is the fact that immediately upon a consumer purchasing a new iPhone, iPad, or iPod, registers a credit card to cover any purchases made on iTunes or in the App Store. Apple makes it easy to make purchases on the App Store using a mobile device and most Apps are sold at modest prices within the reach of customers of all demographics. Users are ready to start buying with one simple click and the entry of a password, which, for a lot of consumers leads to instantaneous purchasing.

In the fall of 2011, Apple decided to expand upon the iTunes/App Store's firmly established "ecosystem" by launching Newsstand, Apple's marketplace for digital media subscriptions. 30DC management believes that Newsstand has the potential to do for digital media what iTunes did for music. Apple Newsstand is a special category within the iOS App Store that appears as a folder on the device's home screen and funnels all digital magazine and newspaper app subscriptions into a single location - the Newsstand folder. It provides easy access to these apps, and automatically updates them in the background when new issues are released. Most of all, Newsstand includes a built-in store for purchasing all forms of digital content on a "one off" or subscription basis. All purchased titles are then displayed individually on Newsstand's virtual bookshelf.

APPLE NEWSSTAND AND THE HUGE MARKET OPPORTUNITY

While Newsstand is in the early stages of its growth, digital magazine sales have increased 407% since Newsstand's debut in the fall of 2011, based on a recent report by app analytics firm App Annie. Despite this impressive growth, there are still just 7,000 Newsstand apps versus 850,000 in the App Store, and the vast majority of these Newsstand apps are digital replicas of print editions of existing publications.

According to 30DC CEO, Ed Dale "the door is wide open and that substantial market opportunity exists for independent niche content creators, website owners, bloggers, writers, and journalists who are seeking market leadership and influence in a reasonably low-competition environment. The potential - to reach 500 million iOS customers, all available to potentially make purchases in less than two seconds - is enormous. 30DC is currently the only company in the world with a complete system for creating business opportunities on Apple Newsstand."

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30DC developed The Challenge, an annual web-based training and education program focused on everything needed to develop an online business within 30 days. The Challenge grew from hundreds of participants to hundreds of thousands. 30DC, Inc then released MagCast - a digital content distribution platform that provides content producers of all types a unique opportunity to develop a digital business selling content on Newsstand (30DC, Inc. is expected to launch equivalent products for Google's Android and Amazon later this year).

With MagCast, 30DC has replicated the Challenge business system for mobile environments like Newsstand. MagCast is rapidly growing both in terms of Publishers and purchases of publications. MagCast now has hundreds of publications on Apple Newsstand, a figure growing monthly.

MAGCAST:   OFFERING   SELF-PUBLISHERS  THE  LARGEST   CONTENT-RELATED   BUSINESS
OPPORTUNITY SINCE THE ADVENT OF BLOGGING

Unlike other publishing platforms that simply show you how to publish, MagCast is a fully comprehensive system on how to develop a mobile-based business. MagCast provides self-publishers with absolutely everything needed to successfully make money on Newsstand - from finding niche market ideas, developing a content strategy, using the MagCast platform to create a mobile app and publish on an ongoing basis - to learning how to market, build lists, and develop a variety of elements including an audience for the app, digital products (that can be marketed inside the app), an e-commerce website to sell digital products online and a web-based community to build loyal customers and keep them coming back, as well as how to develop advertising opportunities, etc.

MagCast publications are currently dominating various Newsstand categories, as is evident by its current "What's Hot" listings. Out of 18 "women's interest" magazines, 9 are MagCast publications, while 11 out of 18 magazines in the "Business and Investing" category are MagCast publications. Below are some examples of leading MagCast magazines in their categories.

VegWorld - The #1 Health Magazine in Newsstand's Health Mind & Body Category - VegWorld Magazine is pioneering the use of multimedia technology to share its vegan message worldwide. The first of its kind, the magazine is fully interactive. VegWorld Magazine is replete with mouthwatering cooking videos, entertaining audio interviews, and web links that allow readers to go beyond the articles-right from their iPad.

GoSocial  Film -  Bringing  You the Best  Short  Films  from  Around  the World,
Straight to Your iPad(r). GSFM features talented international filmmakers, bringing their films to a global audience. Each month, readers are treated not only to a variety of short films, but are also taken behind the scenes to meet the filmmakers and learn about the production of their films through exclusive interviews, unseen footage, and interactive articles. GSFM provides a nexus for filmmakers, film fans, film industry professionals, and sponsors - connecting all with built in social networking features.

Guitar Skills - The Ultimate Way To Learn How To Play Electric, Acoustic, Blues, Rock, Jazz & Classical Guitar For Beginners to Intermediate Players (Pro HD). This new guitar magazine for the Apple Newsstand is the first interactive magazine of its kind to combine premium up-close HD video tutorials with diagrams and tablatures, all put together in a structured and comprehensive layout.

Mr. Dale commented further, "MagCast enables Internet publishers of user-generated content the opportunity to set up businesses on Newsstand - equivalent to how Blogging took off in the late 1990s after web publishing tools were first made widely available. Since MagCast's launch in June 2012, almost 400 revenue-generating publications have successfully entered into the Apple Newsstand ecosystem. More important, these publications are not digital replicas of print editions, with almost all them being created from scratch."

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ABOUT 30DC, INC

30DC provides web-based tools for the monetization of digital content. For addition information on 30DC, please download a corporate fact sheet.

This blog article contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact.

The information contained in such statements is beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional information please contact:
Ted Greenberg CFO 30DC, Inc.
Phone: 212-962-4400 Ext 83,
E-mail: ted.greenberg@30dcinc.com or visit http://www.30dcinc.com
Source: 30DC, Inc.
























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